UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 13, 2006

                        PREMIER ENTERTAINMENT BILOXI LLC
                                       and
                          PREMIER FINANCE BILOXI CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


       333-114339                                     20-0495680/20-0495563
(Commission File Number)                       (IRS Employer Identification No.)


          777 Beach Boulevard
               Biloxi, MS                                           39530
(Address of Principal Executive Offices)                         (Zip Code)


                                  (228)374-7625
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Premier Entertainment Biloxi LLC (the "Company") entered into agreements on June 13, 2006, with Robert A. Calloway, the Company's General Counsel, Todd J. Raziano, the Company's Senior Vice President and Chief Financial Officer, Kevin
M. O'Sullivan, the Company's Vice President of Casino Operations and Karl P. Bulot, the Company's Project Manager and Vice President of Support Services, and the other employees who were participants in the Company's Membership Interest Appreciation Rights Plan, terminating the plan. As a result of the plan termination, payments aggregating $198,400 will be made to plan participants on the first to occur of (i) the Company's having access for such purpose to restricted funds held by the trustee under the Company's 10-3/4% First Mortgage Notes due 2012 or (ii) 90 days from the date of the respective agreement.



















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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 19, 2006

                                      PREMIER ENTERTAINMENT BILOXI LLC
                                      PREMIER FINANCE BILOXI CORP.

                                      /s/ Todd J. Raziano
                                      ----------------------------------------
                                      Name: Todd J. Raziano
                                      Title: Senior Vice President and
                                             Chief Financial Officer






























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